   As filed with the Securities and Exchange Commission on September 27, 2001
                                                     Registration No. 333-______
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933


                              FLORSHEIM GROUP INC.
             -------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

           Delaware                                  36-3520923
  -------------------------------         ------------------------------------
  (State or other jurisdiction of         (I.R.S. Employer Identification No.)
  incorporation or organization)

                 200 N. LaSalle Street
                   Chicago, Illinois                            60601
        ---------------------------------------               ----------
       (Address of principal executive offices)               (Zip Code)

                              FLORSHEIM GROUP INC.
                 1994 STOCK OPTION PLAN, AS AMENDED AND RESTATED

                            (Full title of the plan)

                                LARRY R. SOLOMON
                                    Secretary
                              Florsheim Group Inc.
                              200 N. LaSalle Street
                             Chicago, Illinois 60601
                      --------------------------------------
                     (Name and address of agent for service)

                                 (312) 458-7497
           -----------------------------------------------------------
          (Telephone number, including area code, of agent for service)

                        --------------------------------

                         Copy of all communications to:
                               PETER S. SARTORIUS
                           Morgan, Lewis & Bockius LLP
                               1701 Market Street
                             Philadelphia, PA 19103
                                 (215) 963-5000

                         CALCULATION OF REGISTRATION FEE
=============================================================================================================================
                                                             Proposed maximum          Proposed maximum          Amount of
     Title of securities             Amount to be             offering price              aggregate          registration fee
      to be registered              registered (1)             per share (2)          offering price (2)            (2)
-----------------------------------------------------------------------------------------------------------------------------
Common Stock, without par          1,000,000 shares               $0.425                   $425,000               $106.25
value
==============================================================================================================================

(1) Pursuant to Rule 416 under the Securities Act of 1933, this Registration Statement also covers such additional shares as may hereinafter be offered or issued to prevent dilution resulting from stock splits, stock dividends, recapitalizations or certain other capital adjustments.
(2) Estimated pursuant to paragraphs (c) and (h) of Rule 457 solely for the purpose of calculating the registration fee, based upon the average of the high and low sales prices of shares of the Company's Common Stock on September 24, 2001 as reported on The Nasdaq SmallCap Market.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


         This registration statement on Form S-8 (the "Registration Statement") relates to the registration of an additional 1,000,000 shares (the "Shares") of Common Stock, no par value. The Shares are securities of the same class and relating to the same employee benefit plan, the Florsheim Group Inc. 1994 Stock Option Plan, as amended and restated, as those shares registered in the Registrant's registration statements on Form S-8, previously filed with the Securities and Exchange Commission on June 20, 1996, December 17, 1997 and July 28, 2000. The earlier registration statements on Form S-8, Registration Nos. 333-06353, 333-42495 and 333-42464 are hereby incorporated by reference.


Item 8.  Exhibits.

         The following exhibits are filed herewith or incorporated by reference as part of this Registration Statement:

Exhibit No.         Description
-----------         -----------
5                   Opinion of Morgan, Lewis & Bockius LLP as to the legality of the shares being registered.

10.1                Florsheim Group Inc. 1994 Stock Option Plan, as amended and restated.

23.1                Consent of KPMG LLP.

23.2                Consent of Morgan, Lewis & Bockius LLP (included in Exhibit 5).

24                  Power of Attorney (set forth on the signature page of this Registration Statement).

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on this 27th day of September, 2001.

                        FLORSHEIM GROUP INC.


                        by: /s/ Thomas P. Polke
                            -------------------------------------------------
                            Thomas P. Polke
                            Executive Vice President, Chief Financial Officer


         KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned directors and officers of Florsheim Group Inc. hereby constitutes and appoints Thomas P. Polke, his true and lawful attorney-in-fact and agent, for him and in his name, place and stead, in any and all capacities, to sign this Registration Statement on Form S-8 under the Securities Act of 1933, including post-effective amendments and other related documents, and to file the same with the Securities and Exchange Commission under said Act, hereby granting power and authority to do and perform any and all acts and things requisite and necessary to be done in and about the premises, as fully as to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and the foregoing Power of Attorney have been signed by the following persons in the capacities and on the date(s) indicated:

            Signature                                Capacity                                        Date
            ---------                                --------                                        ----

/s/ Peter P. Corritori, Jr.              Chairman of the Board and                            September 27, 2001
-----------------------------------      Chief Executive Officer
Peter P. Corritori, Jr.



/s/ Thomas P. Polke                      Executive Vice President,                            September 27, 2001
-----------------------------------      Chief Financial Officer
Thomas P. Polke                          (Principal Financial Officer)



/s/ F. Terrence Blanchard                Vice President, Finance and                          September 27, 2001
-----------------------------------      Chief Accounting Officer
F. Terrence Blanchard                    (Principal Accounting Officer)



/s/ Bernard Attal                                    Director                                 September 27, 2001
-----------------------------------
Bernard Attal


            Signature                                Capacity                                        Date
            ---------                                --------                                        ----


/s/ Robert H. Falk                                   Director                                 September 27, 2001
-----------------------------------
Robert H. Falk



/s/ Michael S. Gross                                 Director                                 September 27, 2001
-----------------------------------
Michael S. Gross



/s/ John J. Hannan                                   Director                                 September 27, 2001
-----------------------------------
John J. Hannan



/s/ Joshua J. Harris                                 Director                                 September 27, 2001
-----------------------------------
Joshua J. Harris



/s/ John H. Kissick                                  Director                                 September 27, 2001
-----------------------------------
John H. Kissick



/s/ Robert A. Mariano                                Director                                 September 27, 2001
----------------------------------
Robert A. Mariano



/s/ Ronald J. Mueller                                Director                                 September 27, 2001
-----------------------------------
Ronald J. Mueller



/s/ Michael D. Weiner                                Director                                 September 27, 2001
-----------------------------------
Michael D. Weiner


                                  EXHIBIT INDEX



Exhibit No.         Description
-----------         -----------
5                   Opinion of Morgan, Lewis & Bockius LLP as to the legality of the shares being registered.

10.1                Florsheim Group Inc. 1994 Stock Option Plan, as amended and restated.

23.1                Consent of KPMG LLP.

23.2                Consent of Morgan, Lewis & Bockius LLP (included in Exhibit 5).

24                  Power of Attorney (set forth on the signature page of this Registration
                    Statement).